Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ordinary shares of Talend S.A.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 13th day of February, 2018.

TORO ACQUISITION S.À.R.L. REPRESENTED BY ITS LIQUIDATOR AVEGA SERVICES S.À.R.L.

By:	/s/ Dr. Wolfgang Zettel
Name: Dr. Wolfgang Zettel
Title: Manager

By:	/s/ Markus Trierweiler
Name: Markus Trierweiler
Title: Manager

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU CAYMAN, L.P., its general partner

By:	SLTA SUMERU (GP) CAYMAN, L.P., its general partner

By:	SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

SILVER LAKE TECHNOLOGY INVESTORS SUMERU CAYMAN, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU CAYMAN, L.P., its general partner

By:	SLTA SUMERU (GP) CAYMAN, L.P., its general partner

By:	SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU CAYMAN, L.P.

By:	SLTA SUMERU (GP) CAYMAN, L.P., its general partner

By:	SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

SLTA SUMERU (GP) CAYMAN, L.P.

By:	SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD., its general partner

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director

SILVER LAKE SUMERU (OFFSHORE) AIV GP, LTD.

By:	/s/ Karen M. King
Name: Karen M. King
Title: Director